Exhibit (h.8)

FRONTEGRA FUNDS, INC.

AMENDMENT TO THE

FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT, dated as of the 4th day of November, 2011, to the Fund Administration Servicing Agreement, dated as of September 1, 1999, as amended (the "Fund Administration Agreement") is entered into by and between FRONTEGRA FUNDS, INC., a Maryland corporation (the “Corporation”), and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the Corporation and USBFS have entered into the Fund Administration Agreement, and

WHEREAS, the parties desire to add an additional fund to the Fund Administration Agreement; and

WHEREAS, Section 7 of the Fund Administration Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A, the listing of the funds and the fees, is hereby superseded and replaced with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Fund Administration Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

FRONTEGRA FUNDS, INC.	U.S. BANCORP FUND SERVICES, LLC

By: /s/ William D. Forsyth III	By: /s/ Michael R. McVoy

Name: William D. Forsyth III	Name: Michael R. McVoy

Title: President	Title: Executive Vice President

11/2011

Amended Exhibit A to the

Frontegra Funds, Inc. Fund Administration Agreement

Fund Names at November, 2011

Separate Series of Frontegra Funds, Inc.

Name of Series

Frontegra Netols Small Cap Value Fund (Institutional Class)

Frontegra Netols Small Cap Value Fund (Y Class)

Frontegra Mastholm International Equity Fund

Frontegra Sky International Equity Fund (Institutional Class)

Frontegra Sky International Equity Fund (Y Class)

Frontegra Timpani Small Cap Growth Fund (Institutional Class)

Frontegra Timpani Small Cap Growth Fund (Y Class)

Frontegra Phocas Small Cap Value Fund (L Class)

Frontegra Phocas Small Cap Value Fund (I Class)

Frontegra Hexam Emerging Markets Fund

Frontegra SAM Global Equity Fund (Institutional Class)

Lockwell Small Cap Value Fund

Frontegra MFG Global Equity Fund – on or after December 15, 2011

Frontegra MFG Infrastructure Fund – on or after December 15, 2011

2

11/2011